EXHIBIT 24

POWER OF ATTORNEY

DATED NOVEMBER 30, 2012

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned Minister of Finance of the Republic of South Africa (the Republic), by his execution hereof, does hereby constitute and appoint Thuto Shomang, Lungisa Fuzile and Monale Ratsoma and any of them acting individually as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and deliver the Republic’s Annual Report on Form 18-K for the fiscal year ended March 31, 2012 and all amendments thereto, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent which he may lawfully do or cause to be done by virtue thereof;

PROVIDED THAT, this Power of Attorney shall not constitute a delegation of the Minister of Finance’s powers to borrow money on behalf of the Republic in terms of section 72 of the Public Finance Management Act, 1999 (Act No. 1 of 1999), as amended.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand.

Date: November 30, 2012

By:	/s/ Pravin Gordhan
Pravin Gordhan Minister of Finance Republic of South Africa